As filed with the Securities and Exchange Commission on December 19, 2002

                                                             Registration No.
================================================================================

                       SECURITIES AND EXCHANGE COMMISSION
                              WASHINGTON, DC 20549
                                                    ----------------------------

                                    FORM S-8

             REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

                       TTI TEAM TELECOM INTERNATIONAL LTD.
             (Exact name of Registrant as specified in its charter)




Israel                                               Not Applicable
State or other jurisdiction of                      (I.R.S. Employer
incorporation or organization)                      Identification No.)

7 Martin Gehl Street                                49512
Kiryat Aryeh,                                       (Zip Code)
Petach Tikva, Israel
(Address of Principal Executive Offices)


      TTI Team Telecom International Ltd. Employee Option Plan, as amended Stock Option Agreements with each of the optionees named in note (4) of the
                  "Calculation of Registration Fee" table below
                            (Full title of the plan)
                         ------------------------------

                       TTI Team Telecom International Inc.
                         600 Harbor Boulevard, Unit 1205
                           Weehawken, New Jersey 07087
                     (Name and address of agent for service)
                                 (201) 863-1400
          (Telephone number, including area code, of agent for service)

                                    Copy to:
                            Ashok Chandrasekhar, Adv.
                           Goldfarb, Levy, Eran & Co.
                               2 Ibn Gvirol Street
                             Tel Aviv 64077, Israel
                               Tel: 972-3-608-9999
                               Fax: 972-3-608-9909


                                            CALCULATION OF REGISTRATION FEE

===================================================================================================================================
 Title of securities to be         Amount to be             Proposed maximum           Proposed maximum               Amount of
        registered                 registered(1)       offering price per share     aggregate offering price       registration fee

-----------------------------------------------------------------------------------------------------------------------------------
Ordinary Shares,  par value          42,666(2)                   $19.00(3)               $810,654(3)                      $74.58
NIS 0.5 per share
-----------------------------------------------------------------------------------------------------------------------------------
Ordinary Shares,  par value          10,667(2)                   $30.00(3)               $320,010(3)                      $29.44
NIS 0.5 per share
-----------------------------------------------------------------------------------------------------------------------------------
Ordinary Shares,  par value           2,500(2)                   $18.625(3)              $46,562.50(3)                    $4.28
NIS 0.5 per share
-----------------------------------------------------------------------------------------------------------------------------------
Ordinary Shares,  par value          28,000(4)                   $19(3)                  $532,000(3)                      $48.94
NIS 0.5 per share
-----------------------------------------------------------------------------------------------------------------------------------
Ordinary Shares,  par value           7,000(5)                   $30(3)                  $210,000 (3)                     $19.32
NIS 0.5 per share
-----------------------------------------------------------------------------------------------------------------------------------
Total.................               90,833                      N/A                     $1,919,226.50                    $176.57
===================================================================================================================================

(1) Pursuant to Rule 429 of the Securities Act, the prospectus delivered to participants under the TTI Team Telecom International Ltd. Employee Stock Option Plan (the "EOP") also related to an aggregate of 580,000 ordinary shares previously registered on Form S-8 Registration Number 333-10724, and an aggregate of 799,000 ordinary shares previously registered on
     Form S-8 Registration Number 333-13708. This Registration Statement shall also cover any additional ordinary shares which become issuable under the EOP and the Stock Option Agreements discussed in notes (4) and (5) below by reason of any stock dividend, stock split, recapitalization or other similar transaction effected without the Registrant's receipt of consideration which results in an increase in the number of the outstanding shares of the Registrant's ordinary shares.
(2) Represents shares reserved for issuance pursuant to options previously granted under the EOP.
(3) Calculated pursuant to Rule 457(h) under the Securities Act, based upon the exercise price of the applicable options.
(4) Represents (i) 12,000 ordinary shares reserved for issuance upon the exercise of options granted to Shlomo Eisenberg pursuant to the recommendation of the board of directors of the Registrant made on November 8, 2001 and the resolutions of the board of directors of the Registrant dated January 16, 2002, and (ii) 16,000 ordinary shares reserved for issuance upon the exercise of options granted to Meir Lipshes pursuant to the recommendation of the board of directors of the Registrant made on November 8, 2001, and the resolutions of the board of directors of the Registrant dated January 16, 2002.
(5) Represents (i) 3,000 ordinary shares reserved for issuance upon the exercise of options granted to Shlomo Eisenberg pursuant to the recommendation of the board of directors of the Registrant made on November 8, 2001 and the resolutions of the board of directors of the Registrant dated January 16, 2002, and (ii) 4,000 ordinary shares reserved for issuance upon the exercise of options granted to Meir Lipshes pursuant to the recommendation of the board of directors of the Registrant made on November 8, 2001 and the resolutions of the board of directors of the Registrant dated January 16, 2002.
===============================================================================

                            SECTION 10(a) PROSPECTUS

         The documents containing the information specified in Part I of this Registration Statement on Form S-8 will be sent or given to participants in the Team Telecom International Ltd. Employee Stock Purchase Plan and Messrs. Eisenberg and Lipshes as specified by Rule 428(b)(i) under the Securities Act of 1933, as amended. Such documents are not required to be, and are not being, filed by TTI Team Telecom International Ltd. with the Securities and Exchange Commission, either as part of this Registration Statement or as prospectuses or prospectus supplements pursuant to Rule 424 under the Securities Act of 1933, as amended. Such documents, together with the documents incorporated by reference herein pursuant to Item 3 of Part II of this Registration Statement on Form S-8, constitute a prospectus that meets the requirements of Section 10(a) of the Securities Act of 1933, as amended.

                                     PART II

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3.  Incorporation of Documents by Reference.

         The following documents filed by TTI Team Telecom International Ltd. ("TTI"), an Israeli company, with the Securities and Exchange Commission (the "Commission") pursuant to the Securities Exchange Act of 1934, as amended (the "Exchange Act), are incorporated by reference herein and shall be deemed to be a part hereof:

         1.  TTI's Annual Report on Form 20-F for the fiscal year ended
                      December 31, 2001, filed on May 20, 2002.

         2. TTI's Reports of Foreign Private Issuer on Form 6-K filed with the Commission.

         3.  The description of TTI's Ordinary Shares, par value NIS
             0.5 per share, contained in its Registration Statement on Form 8-A filed with the Commission on November 15, 1996 under the Exchange Act, including any amendment or report filed for the purpose of updating such description.

         All other documents filed by TTI with the Commission pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act subsequent to the date of this Registration Statement and prior to the filing of a post-effective amendment to this Registration Statement which indicates that all securities offered have been sold or which de-registers all securities then remaining unsold, shall be deemed to be incorporated by reference in this Registration Statement and to be a part hereof from the date of filing of such documents.

         Any statement contained in a document incorporated or deemed incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or in any other subsequently filed Incorporated Document modifies or supersedes such statement. Any such statements so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement

Item 4.  Description of Securities.

         Not applicable.

Item 5.  Interest of Named Experts and Counsel.

         Not applicable.

Item 6.  Indemnification of Directors and Officers.


Exculpation of Office Holders

Under the Companies Law, an Israeli company may not exempt an office holder from liability with respect to a breach of his duty of loyalty, but may exempt in advance an office holder from his liability to the company, in whole or in part, with respect to a breach of his duty of care, provided that the articles of association of the company allow it to do so. Our articles of association allow us to exempt our office holders to the fullest extent permitted by law.

Insurance of Office Holders

Our articles of association provide that, subject to the provisions of the Companies Law, we may enter into a contract for the insurance of the liability of any of our office holders with respect to an act performed in his capacity of an office holder, for:

o        a breach of his duty of care to us or to another person;

o a breach of his duty of loyalty to us, provided that the office holder acted in good faith and had reasonable cause to assume that his act would not prejudice our interests; or

o        a financial liability imposed upon him in favor of another person.

Indemnification of Office Holders

Our articles of association provide that we may indemnify an office holder with respect to an act performed in his capacity of an office holder against:

o a financial liability imposed on him in favor of another person by any judgement, including a settlement or an arbitration award approved by a court; and

o reasonable litigation expenses, including attorneys' fees, expended by the office holder or charged to him by a court, in proceedings we institute against him or instituted on our behalf or by another person, a criminal charge from which he was acquitted, or a criminal charge in which he was convicted for a criminal offense that does not require proof of criminal intent.

Our articles of association also include provisions:

o authorizing us to grant in advance an undertaking to indemnify an office holder, provided that the undertaking is limited to types of events which our board of directors deems to be anticipated at the time of the undertaking and limited to an amount determined by our board of directors to be reasonable under the circumstances; and

o        authorizing us to retroactively indemnify an office holder.

Limitations on Exculpation, Insurance and Indemnification

The Companies Law provides that a company may not exculpate or indemnify an office holder nor enter into an insurance contract which would provide coverage for any monetary liability incurred as a result of any of the following:

o a breach by the office holder of his duty of loyalty, unless, with respect to insurance coverage, the office holder acted in good faith and had a reasonable basis to believe that the act would not prejudice the company;

o a breach by the office holder of his duty of care if the breach was done intentionally or recklessly;

o any act or omission done with the intent to derive an illegal personal benefit; or

o        any fine levied against the office holder.

In addition, under the Companies Law, indemnification of, and procurement of insurance coverage for, our office holders must be approved by our audit committee and board of directors and, if the beneficiary is a director, by our shareholders.

We have obtained director's and officer's liability insurance.

Item 7.  Exemption from Registration Claimed.

         Not applicable.

Item 8.  Exhibits.

Exhibit No.   Description
4.1**         Memorandum of Association of TTI, as amended.
4.2**         Articles of Association of TTI, as amended.
4.3#          TTI Team Telecom International Ltd. Employee Option Plan (the
              "EOP").
4.5*=         Protocol of a Meeting of the Board of Directors of the
              Registrant, dated November 8, 2001, recommending the grant of certain options to Shlomo Eisenberg and Meir Lipshes.
4.6*+         Protocol  of a Meeting of the Board of  Directors  of the
              Registrant,  dated  January  16,  2002,granting certain options to
              Shlomo Eisenberg and Meir Lipshes.
5.1*          Opinion of  Goldfarb,  Levy,  Eran & Co.  with  respect to the legality of the  securities  being registered.
23.1*         Consent of Kost, Forer & Gabbay.
23.2          Consent of Goldfarb, Levy, Eran & Co. (included in Exhibit 5. 1).
24.1          Powers of Attorney (included on the signature page to this
              Registration Statement).

-----------

*    Filed herewith.
** Incorporated herein by reference to the Registrant's Annual Report for 2000 on 20-F, filed with the Commission on June 29, 2001. # Incorporated herein by reference to the Registrant's Registration Statement on Form S-8 (Registration No. 333-10724), filed with the Commission on August 27, 1999.
=    English summary from the Hebrew original.
+    English translation from the Hebrew original.

Item 9.  Undertakings.

A.   The undersigned registrant hereby undertakes:

         (1) to file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

              (i) to include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

              (ii) to reflect in the prospectus any facts or events arising after the effective date of this Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in this Registration Statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20 percent change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement;

              (iii) to include any material information with respect to the plan of distribution not previously disclosed in this Registration Statement or any material change to such information in this Registration Statement;

provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) above do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Commission by the registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement;

         (2) that, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof; and

         (3) to remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

B. The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to
         Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

C. Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

         Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Petach Tikva, State of Israel, on the 18th day of December, 2002.

                                             TTI TEAM TELECOM INTERNATIONAL LTD.


                                              By: /S/ Meir Lipshes
                                              ----------------------------------
                                              Chief Executive Officer


                                POWER OF ATTORNEY

         Each person whose individual signature appears below hereby authorizes Shlomo Eisenberg and Meir Lipshes, or either of them, to execute in the name and on behalf of each such person and to file any amendment to this Registration Statement or any registration statement relating to this offering, and appoints Shlomo Eisenberg and Meir Lipshes, or either of them, as attorneys-in-fact to sign on such person's behalf individually and in each capacity stated below, and to file any amendments to this Registration Statement, including any and all post-effective amendments, or any registration statement relating to this offering.

         Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed below by the following persons in the capacities and on the dates indicated:

Signature                                                            Title                                    Date

/s/ SHLOMO EISENBERG                                     Chairman of the Board of Directors           December 18, 2002
--------------------------------------------
Shlomo Eisenberg

/s/ MEIR LIPSHES                                         Director and Chief Executive Officer         December 18, 2002
--------------------------------------------
Meir Lipshes

/s/ MEIR DVIR                                            Director                                     December 18, 2002
--------------------------------------------
Meir Dvir

/s/ DAVID AZARIA                                         Director                                     December 18, 2002
------------------------------------
David Azaria

/s/ ZEEV REFUAH                                          Director                                     December 18, 2002
------------------------------------
Zeev Refuah

/s/ ISRAEL OFER                                          Chief Financial Officer (Principal           December 18, 2002
--------------------------------------------
Israel Ofer                                              Financial and Accounting Officer)


                                  EXHIBIT INDEX

Exhibit No.        Description
4.1**              Memorandum of Association of TTI, as amended.
4.2**              Articles of Association of TTI, as amended.
4.3#               TTI Team Telecom International Ltd. Employee Option Plan (the
                   "EOP").
4.5*=              Protocol of a Meeting of the Board of Directors of the
                   Registrant, dated November 8, 2001, recommending the grant of certain options to Shlomo Eisenberg and Meir Lipshes.
4.6*+              Protocol  of a Meeting of the Board of  Directors  of the
                   Registrant,  dated  January  16,  2002,
                   granting certain options to Shlomo Eisenberg and Meir
                   Lipshes.
5.1*               Opinion of  Goldfarb,  Levy,  Eran & Co.  with  respect to the legality of the securities being registered.
23.1*              Consent of Kost, Forer & Gabbay.
23.2               Consent of Goldfarb, Levy, Eran & Co. (included in Exhibit
                   5. 1).
24.1               Powers of Attorney (included on the signature page to this
                   Registration Statement).

-----------

*    Filed herewith.
** Incorporated herein by reference to the Registrant's Annual Report for 2000 on 20-F, filed with the Commission on June 29, 2001. # Incorporated herein by reference to the Registrant's Registration Statement on Form S-8 (Registration No. 333-10724), filed with the Commission on August 27, 1999.
=    English summary from the Hebrew original.
+    English translation from the Hebrew original.

                                   EXHIBIT 4.5

                            [UNOFFICIAL TRANSLATION]

                       TTI TEAM TELECOM INTERNATIONAL LTD.
                                 (THE "COMPANY")

   Protocol from a Meeting of the Board of Directors held on November 8, 2001
                                (this "Protocol")

In accordance with the Articles of Association of the Company, a meeting of the Board of Directors of the Company (the "Board") was convened on November 8, 2001 (meeting 6/2001), in which all the members of the Board participated as stated below. All of the resolutions set forth in this Protocol were adopted by all of the members of the Board:

Participants:

Shlomo Eisenberg - Chairman
Meir Lipshes - Director
Meir Dvir - Director
David Azaria - Director
Zeev Refuah - Director


Also Present:

Roni Al-Dor - President
Eli Ofer - CFO


1. Agenda:

1. Approval of the protocol of the meeting of the Board dated August 13, 2001.
2. Approval of the financial statements of the Company for the third quarter of 2001. 3. Ongoing report - Axarte.
4. President's survey. 5. Option grants.


..  .  .  . . . . . .

5. Option Grants

5.1 It is resolved to grant 53,333 options to purchase Ordinary Shares of the Company to employees of the Company in accordance with the list attached as Annex A to this Protocol, under the Company's employee option plan. The vesting dates and exercise price for these options will be in accordance with the table attached as Annex A to this Protocol.

5.2 To approve the grant of options to purchase 15,000 ordinary shares of the Company to Mr. Shlomo Eisenberg, Chairman of the Board. The vesting dates and exercise prices of the options will be in accordance with the table attached as Annex A to this Protocol. The remaining terms of the options will be according to the option plan adopted by the Board (the "Option Plan") with such changes as are required under applicable law.


5.3 To approve the grant of options to purchase 20,000 ordinary shares of the Company to Mr. Meir Lipshes, CEO of the Company and a member of the Board. The vesting dates and exercise prices of the options will be in accordance with the table attached as Annex A to this Protocol. The remaining terms of the options will be according to the option plan adopted by the Board (the "Option Plan") with such changes as are required under applicable law.

5.4 The Company reserves 88,333 ordinary shares from its registered capital for purposes of the grant of the options referred to in this Protocol.

Note: With respect to the grant of options pursuant to Sections 5.2 and 5.3 above, Mr. Shlomo Eisenberg and Mr. Meir Lipshes did not participate in the aforesaid vote in light of their personal interests in the matters.


                                                           /s/ Shlomo Eisenberg
                                                           ---------------------
                                                           Shlomo Eisenberg


Annex A: Table of options grants to Company employees
         Table of option grants to Mr. Shlomo Eisenberg and Mr. Meir Lipshes

                 ANNEX A TO THE PROTOCOL DATED NOVEMBER 8, 2001


Name of Employee: Meir Lipshes


--------------------------------------------------------------------------------
Price             Number of Options            Vesting Period
--------------------------------------------------------------------------------
19                10,667                       Nov. 9, 2002 - Nov. 9, 2005
--------------------------------------------------------------------------------
19                5,333                        Nov. 9, 2003 - Nov. 9, 2005
--------------------------------------------------------------------------------
30                2,667                        Nov. 9, 2002 - Nov. 9, 2005
--------------------------------------------------------------------------------
30                1,333                        Nov. 9, 2003 - Nov. 9, 2005
--------------------------------------------------------------------------------
Total             20,000
--------------------------------------------------------------------------------


Name of Employee: Shlomo Eisenberg



--------------------------------------------------------------------------------
Price             Number of Options            Vesting Period

--------------------------------------------------------------------------------
19                8,000                        Nov. 9, 2002 - Nov. 9, 2005
--------------------------------------------------------------------------------
19                4,000                        Nov. 9, 2003 - Nov. 9, 2005
--------------------------------------------------------------------------------
30                2,000                        Nov. 9, 2002 - Nov. 9, 2005
--------------------------------------------------------------------------------
30                1,000                        Nov. 9, 2003 - Nov. 9, 2005
--------------------------------------------------------------------------------
Total             15,000
--------------------------------------------------------------------------------

                                   EXHIBIT 4.6

                            [UNOFFICIAL TRANSLATION]

                       TTI TEAM TELECOM INTERNATIONAL LTD.
                                 (THE "COMPANY")

            Protocol from a Meeting of the Board of Directors 1/2002
                                January 16, 2002
                                (this "Protocol")

In accordance with the Articles of Association of the Company, a meeting of the Board of Directors of the Company (the "Board") 1/2002 was convened on January 16, 2002, the resolutions set forth in this Protocol were adopted by the Board of the Company:

Participants:

Meir Dvir - Chairman
David Azaria - Director
Zeev Refuah - Director


Also Present:
Eli Ofer - CFO
Adv. Iris Cohen - in-house counsel and Secretary of the Company

Agenda:
Approval of the issuance of options to Mr. Eisenberg and Mr. Lipshes
Resolved:

1. Based on the recommendation of the Audit Committee from January 16, 2002, it was resolved as follows:

         1.1. To approve the grant of options to purchase 15,000 Ordinary Shares of the Company to Mr. Shlomo Eisenberg, Chairman of the Board. The dates of vesting and exercise price of the options shall be in accordance with the table attached as Annex A to this Protocol.

         1.2. To approve the grant of options to purchase 20,000 Ordinary Shares of the Company to Mr. Meir Lipshes, Chief Executive Officer and a member of the Board of the Company. The dates of vesting and exercise price of the options shall be in accordance with the table attached as Annex A to this Protocol.

         1.3. The remaining terms of the options shall be in accordance with the option plan approved by the Board (the "Option Plan") with the changes required pursuant to applicable law.



                                                     /s/ Meir Dvir
                                                     ---------------------------
                                                     Meir Dvir, Chairman

                 ANNEX A TO THE PROTOCOL DATED JANUARY 16, 2002


Name of Employee: Meir Lipshes

--------------------------------------------------------------------------------
Price             Number of Options            Vesting Period

--------------------------------------------------------------------------------
19                10,667                       Nov. 9, 2002 - Nov. 9, 2005
--------------------------------------------------------------------------------
19                5,333                        Nov. 9, 2003 - Nov. 9, 2005
--------------------------------------------------------------------------------
30                2,667                        Nov. 9, 2002 - Nov. 9, 2005
--------------------------------------------------------------------------------
30                1,333                        Nov. 9, 2003 - Nov. 9, 2005
--------------------------------------------------------------------------------
Total             20,000
--------------------------------------------------------------------------------


Name of Employee: Shlomo Eisenberg

--------------------------------------------------------------------------------
Price             Number of Options            Vesting Period

--------------------------------------------------------------------------------
19                8,000                        Nov. 9, 2002 - Nov. 9, 2005
--------------------------------------------------------------------------------
19                4,000                        Nov. 9, 2003 - Nov. 9, 2005
--------------------------------------------------------------------------------
30                2,000                        Nov. 9, 2002 - Nov. 9, 2005
--------------------------------------------------------------------------------
30                1,000                        Nov. 9, 2003 - Nov. 9, 2005
--------------------------------------------------------------------------------
Total             15,000
--------------------------------------------------------------------------------

                                   EXHIBIT 5.1

                      CONSENT OF GOLDFARB, LEVY, ERAN & CO.


                           GOLDFARB, LEVY, ERAN & CO.
                                   Law Offices


                                December 18, 2002



TTI Team Telecom International Ltd.
7 Martin Gehl Street
Kiryat Aryeh, Petach Tikva
Israel

Dear Sirs:

         We refer to the Registration Statement on Form S-8 (the "Registration Statement") to be filed with the Securities and Exchange Commission under the Securities Act of 1933, as amended (the "Act"), on behalf of TTI Team Telecom International Ltd. (the "Company"), relating to (i) 55,833 of the Company's Ordinary Shares, NIS 0.50 nominal value per share, to be issued upon the exercise of share options granted under the TTI Team Telecom International Ltd. Employee Option Plan Pursuant to Section 102 of the Income Tax Ordinance (the "EOP"), (ii) 20,000 of the Company's Ordinary Shares, NIS 0.50 nominal value per share, reserved for issuance to Mr. Meir Lipshes upon the exercise of share options granted pursuant to a Protocol from a Meeting of the Board of Directors of the Company dated January 16, 2002 (the "Protocol"), and (iii) 15,000 of the Company's Ordinary Shares, NIS 0.50 nominal value per share, reserved for issuance to Mr. Shlomo Eisenberg upon the exercise of share options granted pursuant to the Protocol.


         As counsel for the Company, we have examined such corporate records, other documents, and such questions of Israeli law as we have considered necessary or appropriate for the purposes of this opinion and, upon the basis of such examination, advise you that in our opinion, all necessary corporate proceedings by the Company have been duly taken to authorize the issuance of the shares pursuant to the EOP and the Protocol pursuant to Israeli law, respectively, and that the shares being registered pursuant to the Registration Statement, when issued under the EOP and the Protocol, as applicable, will be duly authorized, validly issued, fully paid and non-assessable.

         We hereby consent to the use of this opinion as part of the Registration Statement. This consent is not to be construed as an admission that we are a person whose consent is required to be filed with the Registration Statement under the provisions of the Act.

                                                  Very truly yours,
                                                  /s/ Goldfarb, Levy, Eran & Co.
                                                  ------------------------------
                                                  Goldfarb, Levy, Eran & Co.


Eliahu House, 2 Ibn Gvirol Street, Tel Aviv 64077, Telephone (972-3) 608-9999, Fax (972-3) 608-9909, E-mail: gle@glelaw.com

                                  EXHIBIT 23.1

                        CONSENT OF KOST, FORER & GABBAY


                         CONSENT OF INDEPENDENT AUDITORS





         We consent to the incorporation by reference in this Registration Statement (Form S-8) pertaining to (i) the TTI Team Telecom International Ltd. Employee Option Plan (ii) the TTI Team Telecom International Ltd. Employee Stock Purchase Plan and (iii) options granted to Messrs. Shlomo Eisenberg and Meir Lipshes, of our report dated, February 12, 2002, with respect to the consolidated financial statements of TTI Team Telecom International Ltd. included in the Registration Statement in its Annual Report (Form 20-F) for the year ended December 31, 2001, filed with the Securities and Exchange Commission.









                                                /s/ Kost Forer and Gabbay
                                                --------------------------------
    Tel-Aviv, Israel                            KOST FORER and GABBAY
    December 18, 2002                           A Member of Ernst & Young Global